[SUTHERLAND ASBILL & BRENNAN LLP]

April 25, 2006

Farm Bureau Life Insurance Company

5400 University Avenue

West Des Moines, Iowa 50266

Re:	Farm Bureau Life Variable Account

(File No. 333-31444)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 for Farm Bureau Life Variable Account (File No. 333-31444). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth